Exhibit 99.1

INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 CONTAINING THE PROXY STATEMENT/PROSPECTUS CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION BETWEEN ALESCO FINANCIAL INC. AND COHEN BROTHERS, LLC. INVESTORS WILL BE ABLE TO OBTAIN THE PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT INFORMATION FILED BY ALESCO FINANCIAL INC. WITH THE SECURITIES AND EXCHANGE COMMISSION FREE OF CHARGE AT THE SEC’S WEBSITE AT WWW.SEC.GOV OR FROM ALESCO FINANCIAL INC., ATTN: INVESTOR RELATIONS, 2929 ARCH STREET, 17TH FLOOR, PHILADELPHIA, PENNSYLVANIA 19104.

Alesco Financial Inc.

Merger with Cohen & Company - Call Notes

Operator

Good day ladies and gentlemen and welcome to Alesco Financial Inc.’s Investor call regarding the proposed merger with Cohen & Company.

As a reminder, this conference call will contain forward-looking statements that are subject to risks and uncertainties, including those described in the press release announcing the transaction, the slide presentation on Alesco’s web site and Alesco’s filings with the SEC, which are available on the SEC’s web site, www.sec.gov. We can offer no guarantee of future performances or of the timetable for completion of this transaction. Actual results may differ materially from those described during this call.

This will be a “listen-only” call intended to present background information regarding the proposed merger. I would now like to turn the call over to Daniel Cohen, Chairman of both Cohen & Company and Alesco Financial Inc. Sir, you may begin.

Daniel Cohen, Chairman

Good morning everyone, and thank you for joining us. Also with me are Chris Ricciardi, Cohen’s CEO, and Jay McEntee, President and CEO of Alesco.

On our call today, we would like to discuss the material included in the Investor Presentation posted on Alesco’s website to show why the board of directors of Alesco, including its independent directors, believe this transaction is in the best interests of the current Alesco stockholders, and the owners of Cohen & Company believe this is also a good transaction for them. I’ll give a brief overview of the transaction and the financial strength of the combined company. Next, I’ll explain why this transaction is attractively priced for Alesco and why Cohen and Company can grow better and stronger in the merged format. I’ll then turn it over to Jay McEntee, the CEO of Alesco, to discuss the rationale and terms for the merger in more detail, and to Chris Ricciardi to discuss Cohen’s capital markets business. The capital markets business and the asset management business which I will later describe, are the two main revenue drivers for Cohen & Company and we expect they will continue to be for the combined company.

At Cohen & Company, we are excited by the prospect of being part of the combined company. We expect to continue our businesses of managing and trading fixed income products. Combined, the businesses are well capitalized. We expect, on closing to have approximately $116 million of recourse debt outstanding, and have approximately $80 to $90 million of cash. Of this debt, $48 million will be in the form of trust preferreds, which have few covenants and a remaining term of 28 years, $29 million will be putable to us in May of 2012, $9 million matures in June of 2013 and the remaining $30 million is expected to be in the form of a Senior Credit facility.

For the shareholders of Alesco, the merger of Alesco with Cohen eliminates the ongoing related party management fees and expenses associated with the current external management agreement, without Alesco incurring any termination fee. We also expect substantial cost savings, which we estimate at $4.0 million annually from eliminating directly charged overhead and related party fees and reducing staff compensation, insurance and professional fees. By internalizing management, Alesco shareholders will be on the same page, same paragraph and same sentence as management; all of the senior managers will be major equity holders in the combined company.

The combined company will be an operating company with various revenue and fee streams. We believe the combined company will have greater scale and flexibility to pursue additional non-capital intensive sources of revenue which should enhance shareholder value. With greater revenue, more flexibility and, better alignment of interest, the merger, we believe, creates value for Alesco shareholders. As we said in our press release, the transaction is expected to be accretive to Alesco shareholders.

The board of directors of Alesco also believe that Alesco is combining with Cohen & Company at an attractive price for Alesco. Alesco is issuing the equivalent of 96 million shares, on a fully diluted basis, valued at a pre-announcement value of $57.6 million for a company which generated approximately $75 million in revenues and had operating income before non-cash charges of $26 million for the first three quarters of 2008.

Cohen has $23 billion of assets under management in long term contracts. As Chris Ricciardi will further discuss, our growing trading business is currently generating $3 to $5 million of revenues per month. We believe that the combination of Alesco’s existing capital and its public listing, together with Cohen & Company’s diverse revenue sources and operating platform will create a well-capitalized company with opportunities for profitable growth. As management and significant stakeholders in the combined company, we will be very motivated to create substantial value for all of the combined company’s owners, and to have public recognition of that value.

As you can see, I am excited about the ongoing business. I will be Chief Executive Officer of the combined companies, and Chris Ricciardi, as President, will also personally lead our capital markets business. Before we talk more about the asset management and capital market businesses, I will ask Jay McEntee to discuss the merits and particulars of the transaction for Alesco Shareholders.

Jay McEntee

Thanks, Dan.

On Friday, February 20th, Alesco and Cohen & Co. entered into a definitive merger agreement. As a result of the merger, members of Cohen & Co. will have the option to exchange their membership units for either shares of common stock of Alesco, or replacement membership units in Cohen & Company which may then be exchanged into shares of Alesco in the future. Because the transaction is taxable to some Cohen members, we expect that some will delay in exercising their right to exchange their Cohen & Company units for Alesco shares. Holders of common stock of Alesco will continue to hold their shares.

Prior to the merger, Alesco will complete a 1 for 10 reverse split of its common stock. As a reminder, on October 10, 2008, Alesco was notified by the New York Stock Exchange that it was not in compliance with the NYSE continued listing standard relating to its $1.00 minimum share price. Under NYSE rules, Alesco has until April 9, 2009 to comply with the NYSE $1.00 minimum share price, otherwise its common stock will be subject to suspension and delisting by the NYSE.

In order to stay listed on the NYSE beyond April 9th , or move to another major exchange such as the NYSE Alternext (formerly AMEX), Alesco was going to have to complete a reverse stock split regardless of the consummation of the merger. Subsequent to the merger, it is our intention that the Alesco shares will continue to be listed on an exchange.

The transaction is expected to close during the second half of 2009, and is subject to approval of the Alesco common stockholders.

As depicted by the chart on slide #7 of the presentation, we expect that the current shareholders of Alesco will own 62.4% of the shares of Alesco’s common stock immediately after the merger, and former unit holders of Cohen & Company will hold 37.6%. If all Cohen & Co. membership interests were to be converted into Alesco shares in the future, current Alesco shareholders would own 38.5%, and former Cohen & Co. members would own 61.5%, of the combined company.

Looking at the merits of the transaction for Alesco Shareholders, through this transaction, Alesco’s business model will shift from an externally-managed capital investment company to an operating company with diverse revenue streams and positive cash flow from operations. For those of you who have listened to our quarterly earnings calls over the past several quarters, you are aware that we have been seeking an alternative business model that would allow for Alesco to move forward in ways that create value for shareholders. The proposed merger presents just such an opportunity. The merger is beneficial to Alesco shareholders for the following reasons:

First, the Alesco shareholders will immediately benefit from significant management fee and administrative cost elimination or reduction.

Second, the Alesco shareholders will participate in the current management fee revenue streams now owned by Cohen, much of which are both long term in nature and highly profitable, as well as in the new management fee revenue streams planned by Cohen.

Third, Alesco shareholders will share in the capital markets business, as Chris will discuss in more detail, which is providing great opportunity today.

Finally, Alesco’s shareholders will transition from ownership of a passive, externally managed, investment entity with a portfolio of credit sensitive investments, in the worst of credit environments, to being the owners of an operating platform specializing in credit related fixed income trading and management. This will be a platform with greater capital resources to pursue opportunistic initiatives in today’s distressed markets, which may include potential acquisitions of other asset management and investment firms.

Some of the key terms and conditions to the merger outlined on slide #12 include:

•	The combined company’s board will be the seven current independent directors of Alesco, plus Daniel Cohen and two additional individuals designated by Cohen & Company;

•	The merger agreement includes a “Go Shop” provision for Alesco to pursue superior merger or other strategic opportunities for a period of 40 days;

•

Alesco will file with the SEC a Registration Statement on Form S-4 which will include proxy statements of Alesco and Cohen & Company and a prospectus of Alesco. Following SEC approval, the definitive proxy statement will be mailed to Alesco’s stockholders.

The proxy statement filing will contain detailed information regarding Cohen & Company’s businesses, assets and liabilities and results of operations, and the impact of the merger. The proxy filing will provide Alesco’s stockholders with the information and insights they will need to evaluate and come to their own conclusions regarding the merits of the merger. We look forward to discussing that information with you after the filing.

I would now like to turn the call back over to Daniel Cohen.

Daniel Cohen

Thank you Jay,

The combined company will have two primary businesses, which we believe operate in efficient niches and should be able to continue to take advantage of our unique expertise.

The combined company will specialize in credit related fixed income investments, where we have deep expertise in key sectors of the fixed income markets, and, as I said before approximately $23 billion in assets under management. Cohen & Company generated in the first 3 quarters of 2008 $48 million in fees from our assets under management, including fees from our managed CDOs and our managed investment funds. While these asset management fees have declined as a result of recent market conditions, we expect to recognize between $35 - $40 million in fees in 2009. We have traditionally managed long only fixed income products. Today, we have two funds which we have launched with good track records, Brigadier and Strategos Deep Value, which as of year end 2008 had an aggregate approximately $300 million in assets under management. Each generates base management fees of 1.5% - 2% of net asset value and incentive fees of 20%. We expect to continue expanding this platform. We have raised additional funds under management in 2009.

I will now turn it over to Chris Ricciardi to describe our trading operations and platform, which we believe will continue to focus profitably on riskless principal trading in 2009 and forward.

Chris Ricciardi

Thank you, Daniel.

Since for many of you this is your first introduction to Cohen’s Capital Markets business, I thought it would be helpful to give a brief history of our business - how we arrived where we are today, our current focus, and plans for future business.

Cohen’s FINRA-registered broker/dealer subsidiary is referred to as our “Capital Markets” Division. We engage in sales, trading, structuring and origination of mainly credit oriented fixed income securities. It is actually the oldest of our businesses having been running since the founding of the company. Originally, our business was solely an equities business and we focused on small and mid-cap financial stocks with a particular emphasis on banks. We provided brokerage services to institutional clients, equity research and engaged in placements of new issue equities.

By the early 2000’s, our bank clients began to issue a new type of hybrid capital security offering – trust preferreds. We first entered the fixed income business when we started working with these banks to issue trust preferreds. From that time forward we have worked with nearly 500 banks to issue fixed income securities – mainly in the form of trust preferred securities. These issuances were mainly into pooled trust preferred offerings which were placed with a variety of investors. While third party large investment banks always acted as lead placement agent on these pools, we were able to trade some of the securities with institutional clients in the secondary market.

Gradually over the years we increased the amount of fixed income trading done in pooled trust preferreds with clients and continued to add to our capabilities.

By late 2007, it was clear that our traditional bank clients would not be able to access the new issue capital markets as they had done in the past. But at the same time, our volume of secondary trading business had picked up substantially. Several conditions contributed to this increased volume and profitability. First, a large volume of bonds are changing hands as some investors can no longer hold them (for example, hedge funds that are liquidating). Some other opportunistic clients with more patient capital find the high yields offered to be attractive- an example of those clients would be distressed funds or hedge funds with long lock up terms. Also, since many of the large incumbent investment banks are not currently committing substantial amounts of capital to credit fixed income assets, there is limited difference between small and large brokers – provided that they have the expertise – as we do.

We also recognized that the conditions which existed in the single name and pooled trust preferred market existed in all credit fixed income markets. So we began to rapidly expand our capabilities in other similar areas. First we expanded into investment grade corporate bonds, then into mortgage and asset backed securities in the U.S., then European asset backed securities and finally, to mortgage loans.

Currently our secondary sales and trading business consists mainly of riskless principal crossing of these types of bonds. Our clients are all large institutions such as hedge funds, insurance companies, banks and fund managers. We have a current trading revenue run rate of between $3MM to $5MM per month. We traded over $3.7 billion in securities in 2008 while most of our product capabilities were still nascent. In January alone, we executed several hundred transactions. Occasionally we will use our capital to facilitate client transactions but this is limited currently as it is throughout the marketplace and among our competitors. Our current bond inventory is approximately $14 MM in market value.

Our main competitors who also use this “Capital-Lite” business model for fixed income trading include: Broadpoint Securities, Libertas Partners (which was recently purchased by Knight Capital), Jeffries, KBW, and private companies such as Cantor Fitzgerald, and Sandler O’Neill + Partners.

One other reason for our relatively rapid growth in this business is our ability to hire talented fixed income professionals with proven revenue production capabilities who have become available as larger incumbent competitors have merged and had to shed some professionals. We have hired over 20 salespeople and traders in the last nine months alone. It is worth noting that our salespeople and traders work on a commission based compensation system. This makes the compensation costs almost entirely variable. We do have some fixed costs- mainly related to infrastructure – but we need to have many of these for our Asset Management business anyway.

We plan to continue this expansion to deepen our existing product capabilities. We also plan is to continue to broaden our product reach in other credit-related fixed income areas where we believe the same competitive market conditions and opportunities exist. For example, we believe that the high yield bond and leveraged loan markets offer opportunities to repeat the success we have enjoyed in our very similar investment grade corporate bond business.

As I mentioned, we historically had a fairly active new issue debt origination business. While we are not currently as active in this business as we once were, there is some activity which has potential to increase. Specifically, we have recently acted as placement agent on FDIC guaranteed Temporary Liquidity Guaranty or “TLG” notes. While this market is in its infancy, we note that there are similarities to our historical bank trust preferred origination business. The very same banks issue FDIC- guaranteed notes in either single issue or pooled form to institutional fixed income investors with us facilitating the transactions. While our current activity there have been modest in volume, in line with the total issuance among our core small bank clients, we are hopeful that more banks will issue in the future and that we will be able to achieve an attractive market share. Approximately 5,000 banks have “opted-in” to the program but have yet to issue.

While we had also been active in securitization markets in the past, we note that this is not currently an active market. There is, however, the distinct possibility that the market will reopen as a result of the so-called “TALF” program. TALF is a program sponsored by the Fed and Treasury to revive what they believe to be the very important securitization market. We are currently exploring ways to serve our clients by utilizing this program. It is scheduled for launch in the next month or two and could be up to $1 trillion in size.

So, while the fixed income markets in general and the credit markets in particular are challenging, we have been able to adjust our business model to work within the current environment and provide the services demanded by our clients. We have been able to do so with some good success and have grown this part of our business consistently over the past two years. We hope that we will be able to continue to do so in the future through the combined company.

We believe that the proposed merger will allow us to scale our business more quickly than we could without the merger. As we look to the future of the fixed income trading marketplace, we envision a solidification and consolidation of the competition. While the current environment allows for relatively low barriers to entry and profitability with limited resources, it will not last forever. Clients will need to limit their trading relationships to a manageable number and will choose only those who are most qualified. There will be a core group of top tier competitors who have the scale and resources necessary to capture the greatest market share and profits. The rewards for being in this top tier group should be significant. We expect that the merger will enable us to more quickly solidify our position in this group.

I would now like to turn the call back over to Daniel Cohen.

Daniel Cohen

Thanks, Chris.

The Business Plan in the near-term is to finalize the consolidation of Alesco and Cohen by rationalizing and integrating their operating platforms. We also intend to continue to build Cohen & Company’s broker-dealer platform and existing investment funds, including Brigadier and Deep Value I.

Over the medium-term, we intend to continue to build the existing alternative investment funds, expand the broker-dealer platform in new and existing products and evaluate incremental business opportunities in our areas of expertise. In addition to growing organically, we expect that there will also be opportunities to achieve growth and diversification through acquisitions of other asset management and investment firms.

Over the long-term, the combined company should be well-positioned to take advantage of opportunities in the corporate and asset credit management arenas as the market recovers.

Thank you for your time and attention. I and the rest of the management team look forward to meeting and speaking with you, our shareholders, over the coming months.

Additional Information About the Merger and Where to Find It

In connection with the proposed merger, Alesco Financial Inc. (“Alesco”) will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 which will include proxy statements of Alesco and Cohen Brothers, LLC (“Cohen & Company”) and a prospectus of Alesco. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement will be mailed to Alesco’s stockholders. In addition, stockholders will be able to obtain the proxy statement/prospectus and all other relevant documents filed by Alesco with the SEC free of charge at the SEC’s website www.sec.gov or from Alesco Financial Inc., Attn: Investor Relations, 2929 Arch Street, 17th Floor, Philadelphia, PA 19104.

Participants in the Solicitation

Alesco’s and Cohen & Company’s directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Alesco in favor of the proposed merger.

Information about the directors and executive officers of Alesco and their ownership of Alesco stock is set forth in Alesco’s proxy statement filed with the SEC on April 29, 2008. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus for the proposed merger when it becomes available. Stockholders may obtain these documents from the SEC or Alesco using the contact information above.

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